SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 20, 2018

First Financial Northwest, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-33652	26-0610707
State or other jurisdiction of incorporation	Commission File Number	(I.R.S. Employer Identification No.)

201 Wells Avenue South, Renton, Washington		98057
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code) (425) 255-4400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 20, 2018 First Financial Northwest Bank (the "Bank"), the wholly-owned subsidiary of First Financial Northwest, Inc. (the "Company") announced the appointment of Randy T. Riffle as the Bank's Executive Vice President and Chief Credit Officer. Mr. Riffle, age 43, joins the Bank from KeyBank where he most recently served as a Senior Vice President and Commercial Credit Executive.  He had worked at KeyBank for 17 years.
A copy of the press release announcing Mr. Riffle's appointment is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

 In connection with his appointment, Mr. Riffle entered into an offer letter with the Bank on December 14, 2018.  In conjunction with the offer letter, the Bank also agreed to enter into an involuntary termination agreement and a change in control severance agreement with Mr. Riffle.  The material terms of the offer letter, involuntary termination agreement and the change in control severance agreement are summarized below.  A copy of the offer letter is furnished and attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Offer Letter

Under the offer letter, the principal terms of Mr. Riffle's employment are as follows:

•	Position: Executive Vice President – Chief Credit Officer.
•	Annual Base Salary: $250,000, payable semi-monthly, subject to applicable withholdings.
•	Signing bonus: $25,000 cash lump sum, subject to applicable withholdings. Subject to return upon voluntary termination of employment prior to June 15, 2019.
•	Participation in the Bank's equity and non-equity incentive plans, subject to performance metrics.
•
50,000 stock options to be awarded under the First Financial Northwest, Inc. 2016 Equity Incentive Plan ("EIP") in January 2019.  An additional 50,000 stock options will be awarded under the EIP at the first meeting of the Compensation and Awards Committee of the Board of Directors following the first anniversary of employment.  All options will become exercisable at a rate of 20 percent per year.

•	Participation in the Bank's employee benefit plans, including medical, dental, vision and life insurance, AD&D, and short-term and long-term disability insurance.
•	Participation in the Bank's 401(k) plan and employee stock ownership plan.
•	$500 per month car allowance and free parking.
•	$100 per month cell phone allowance.
•	Various time-off benefits.
•	Payment upon involuntary termination under either an involuntary termination agreement or a change in control severance agreement.
The foregoing descriptions of the offer letter, does not purport to be complete and is qualified in its entirety by reference to the offer letter, a copy of which are furnished as Exhibit 10.1 and is incorporated herein by reference.
There are no arrangements or understandings between Mr. Riffle and any person pursuant to which he was selected as the Bank's Executive Vice President and Chief Credit Officer.
There are no family relationships between Mr. Riffle and any of the Company's directors, executive officers or persons nominated or chosen by the Company to become a director or executive officer, and Mr. Riffle is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits

(d)          Exhibits

The following exhibits are being furnished herewith and this list shall constitute the exhibit index:

10.1 Offer Letter to Randy Riffle
99.1 Press Release Issued by the Company dated December 20, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST FINANCIAL NORTHWEST, INC.

DATE: December 20, 2018	By: /s/Joseph W. Kiley III
Joseph W. Kiley III
President and Chief Executive Officer